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                                                                     EXHIBIT 5.1

                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com

MICHAEL L. STEVENS     DIRECT DIAL: 404-881-7970     E-MAIL: MSTEVENS@ALSTON.COM

                                December 22, 2005

Adams Respiratory Therapeutics, Inc.
425 Main Street
Chester, NJ 07930

     Re: Registration Statement on Form S-8 - Adams Respiratory Therapeutics, Inc. 2006 Deferred Compensation Plan

Ladies and Gentlemen:

     We have acted as counsel for Adams Respiratory Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), $10,000,000 of deferred compensation obligations which may be issued by the Company pursuant to the Adams Respiratory Therapeutics, Inc. 2006 Deferred Compensation Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.


     We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth, including without limitation, the Company's representation to us that it has established and will maintain the Plan primarily for the purpose of providing compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

  Bank of America Plaza      90 Park Avenue      3201 Beechleaf Court,    601 Pennsylvania Avenue,
 101 South Tryon Street,   New York, NY 10016          Suite 600                    N.W.
       Suite 4000             212-210-9400      Raleigh, NC 27604-1062   North Building, 10th Floor
Charlotte, NC 28280-4000   Fax: 212-210-9444         919-862-2200        Washington, DC 20004-2601
      704-444-1000                                 Fax: 919-862-2260            202-756-3300
    Fax: 704-444-1111                                                        Fax: 202-756-3333

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Adams Respiratory Therapeutics, Inc.
Page 2


     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

     Based on the foregoing, it is our opinion that (i) the Company has been duly authorized to incur the deferred compensation obligations, and the deferred compensation obligations, when incurred in accordance with terms and conditions of the Plan, will be valid obligations of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Plan; and
(ii) the Plan is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the Plan document complies with the provisions of ERISA from which such plans are not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        ALSTON & BIRD LLP


                                        By: /s/ Michael L. Stevens
                                            ------------------------------------
                                            Michael L. Stevens, Partner

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.